UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2017

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 17, 2017, the Board of Directors of Syntel, Inc. (“Syntel”) appointed Rakesh Khanna as Chief Executive Officer and President of Syntel effective July 18, 2017. Mr. Khanna, age 55, has served as Interim Chief Executive Officer and President of Syntel since November 2016. He previously served as Chief Operating Officer of Syntel from January 2012 to November 2016 and as President, Business Unit Head—Banking and Financial Services for Syntel from July 2005 to December 2011.

(d) On July 17, 2017, the Board of Directors of Syntel also elected Rakesh Khanna to the Board to fill a seat that has been vacant since October 31, 2016.

Mr. Khanna is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Khanna a party to any transaction, or proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securites Exchange Act of 1934.

As an employee director, Mr. Khanna will not receive any additional compensation for serving on the Board of Directors.

A press release announcing these events is attached to this Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press Release dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	July 18, 2017	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 18, 2017.

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